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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We consent to the incorporation by reference in the registration statements of Microfluidics International Corporation on Forms S-8 (File Nos. 33-3242, 33-6300, 33-19372 and 33-38928) of our report dated February 23, 1996, on our audits of the consolidated financial statements of Microfluidics International Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.



                                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
March 29, 1996